Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEventsSM

SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
Event Date/Time: Jun. 14. 2007 / 5:00PM ET

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FINAL TRANSCRIPT
June.14.2007/ 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
CORPORATE PARTICIPANTS
Liz Sharp
Smith & Wesson Holding Corp. — VP of IR
Mike Golden
Smith & Wesson Holding Corp. — President and CEO
John Kelly
Smith & Wesson Holding Corp. — CFO
CONFERENCE CALL PARTICIPANTS
Eric Wold
Merriman Curhan and Ford — Analyst
Chris Krueger
Northland Securities — Analyst
Cai Von Rumohr
Cowen and Company — Analyst
Amit Dayal
Rodman and Renshaw — Analyst
James Maher
ThinkEquity Partners — Analyst
Tony Leesa
Cowen Advisors — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to your Q4 2007 Smith and Wesson Holding Group earnings conference call. My name is Robin. I’ll be your operator today. Throughout this conference, all lines will be on listen-only.
(OPERATOR INSTRUCTIONS)
At this time, I’d like to turn the conference over to your host for today’s call, Ms. Liz Sharp, Vice President of Investor Relations.

Liz Sharp — Smith & Wesson Holding Corp. — VP of IR
Thank you, and good afternoon. Before we begin the formal part of our presentation, let me tell you that what we’re about to say, as well as any questions we may answer, could contain predictions, estimates and other forward-looking statements. Our use of words like project, estimate, forecast and other similar expressions is intended to identify those forward-looking statements.
Any forward-looking statements that we might make represent our current judgment on what the future holds. As such, those statements are subject to a variety of risks and uncertainties. Important risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings, including our forms S-3, 10-K and 10-Q. I encourage you to review those documents. A replay of this call can be found on our website later today at www.smith-wesson.com.

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Jun.14.2007/ 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
This conference contains time-sensitive information that is accurate only as of the time hereof. If any portion of this presentation is rebroadcast, retransmitted or redistributed at a later date, we will not be reviewing or updating the material content herein. Our actual results could differ materially from these statements.
Our speakers on today’s call are Mike Golden, President and CEO, and John Kelly, Chief Financial Officer. And with that I’ll turn you over to Mike.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Thank you, Liz. Hi, everybody. I’m glad to be here today to share with you some great results from both the fourth quarter and full fiscal 2007.
We’ve got a lot of good news to cover. So let me first give you the agenda for today’s call. First, John will review our financial results. Then I will share with you my thoughts regarding our performance in 2007, as well as our strategy and outlook for the future. After that, I’ll open the call up for questions from our analysts.
Now I’ll turn the call over to John for a review of our financial performance. Go ahead, John.

John Kelly — Smith & Wesson Holding Corp. — CFO
Thanks, Mike. Good afternoon.
Sales for the year ended April 30, 2007, were $234.8 million, $76.9 million or 48.8% increase over sales of $157.9 million for the year ended April 30, 2006. Firearm sales increased by $73.9 million, or 50.1% over the previous year. Net income for the year ended April 30, 2007, is $13 million or $0.31 per diluted share, compared with $8.7 million, or $0.22 per diluted share, for the year ended April 30, 2006.
The increase in firearm sales in fiscal 2007 is primarily attributable to the 59.7% increase in pistol sales. Pistol sales were driven by the full-year impact of the M&P line and increased penetration in the consumer and law enforcement markets.
The acquisition of Thompson — Thompson/Center Arms in January 2007 accounted for $22.5 million of the sales increase, representing an increase of 21% over Thompson/Center sales for the same period one year ago.
All the product sales benefited from our increased efforts in the consumer market, increasing by $7.3 million, or 45.6%. Revolver revenue grew by 4.3% year-over-year. Our M&P tactical rifles accounted for $10.8 million worth of sales increase. Engraving sales were $8.5 million, a $2.5 million increase over the year ended April 30, 2006.
Gross profit for the year ended April 30, 2007, increased by approximately $26.7 million over the previous year. Gross margins as a percentage of sales from licensing was 32.3% for fiscal 2007, compared with 31% for fiscal 2006.
Cost of goods sold for the year ended April 30, 2007, included a $2.7 million non-cash write-off of the Thompson/Center inventory step-up to fair market value. Excluding this adjustment, gross margin for the year ended April 30, 2007, would have been 33.4 % versus the 31% for fiscal 2006.
Operating expenses for the year were $51.9 million, $16.8 million higher than fiscal 2006. Approximately $7.6 million of this increase is attributable to Thompson/Center operating expenses for the period January to April. Fiscal 2006 operating expenses included a $3.1 million reduction of environmental reserves.

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Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
And the percentage of sales from licensing operating expenses were 21.9%, compared with 23.8% in fiscal 2006 after excluding the environmental reserve reduction.
Operating expenses for fiscal 2007 included $2.6 million in stock-based compensation expense, compared with $2.1 million in fiscal 2006. Operating expenses also included $1.6 million in amortization of acquisition-related intangibles.
Capital expenditures for fiscal 2007 totaled $14.6 million, approximately $1 million lower than capital expenditures for fiscal 2006. The majority of our capital expenditures were related to the expansion of our pistol capacity, new products and process improvements.
Cash flow for the year was a positive $3.3 million. Cash flow was adversely affected by the fact that we acquired Thompson during its weakest cash flow period. Receivables increased by $24.6 million year-over-year, reflecting the addition of Thompson/Center, as well as a record $36 million in sales in the month of April.
Now for our outlook. Please note that our guidance fiscal year — for the fiscal year ended April 30, 2008, is based upon results from the existing businesses and does not include additional revenues or profits for potential business ventures we may pursue.
Net core product sales for fiscal 2008 are now expected to be approximately $330 million, an increase of $10 million over our previous estimates. This represents an increase in sales of approximately 40.5% over fiscal 2007. The sales increase is expected to come from the full-year benefit of the Thompson/Center acquisition, continued market penetration of the M&P pistol and rifle lines, as well as the benefit of the newly introduced Smith & Wesson bolt action and shotgun product line.
We are very excited about the market reception to our Thompson/Center bolt-action rifle and the tri-muzzle loader. Combination of these new — these exciting new products, our ability to implement the same sales and marketing strategies that have been successful with Smith & Wesson lead us to anticipate Thompson/Center growth in fiscal 2008 of 13% to 15% over calendar 2006 sales.
While we continue to aggressively pursue opportunities with the federal government, our guidance does not include any new business with the U.S. military or for Iraq or Afghanistan.
Net income for fiscal 2008 is now expected to increase to approximately $28 million, or $0.62 per diluted share, an increase of $0.02 per share over previous estimates. $0.62 per share is double our fiscal 2007 earnings per share.
The increase in our annual earnings projection from our previously announced guidance reflects the increased sales volume.
We now expect first quarter earnings for fiscal 2008 of approximately $0.09 per share, compared with $0.08 per share for the fiscal quarter of fiscal 2007. First fiscal quarter is historically the weakest quarter for Thompson/Center, which is partially offsetting the increase in sales and profitability for the rest of the business.
Gross margin as a percentage of sales and licensing is still expected to increase to between 35% and 36% in fiscal 2008. This increase will be driven on improved efficiencies in manufacturing operations and continued leveraging of fixed costs with increased volume, offset by increased depreciation expense, the latest in substantial capital expenditures of fiscal 2007 and 2008.
Operating expenses for fiscal 2008 are still expected to be between 20% and 21% of sales and licensing, a decrease when compared with the fiscal 2007 expense ratio.
Fiscal 2008 expenses will include $4.1 million in amortization of acquisition-related intangibles and $3 million of stock-based compensation expense.

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Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
Planned capital expenditures for fiscal 2008 of $17.7 million represents a $1.7 million increase from our previous estimate and allows for an expansion of our polymer pistol manufacturing capacity due to increased demand. Depreciation expense of $8 million remains unchanged from our previous projection.
As a result of the increased profitability, we expect positive cash flow of over $40 million for fiscal 2008 with net cash flow of $23 million after capital expenditures of $17.7 million. We expect receivables to increase as a result of the higher sales volume, with inventories also increasing due to volume, but at a much slower rate.
The addition of Thompson/Center and our entry into the hunting segment will cause some seasonality to our cash flow. Within the industry, manufactures typically offer extended terms to customers with payments not due until the commencement of the fall hunting season. As a result, we expect negative cash flow in the first half of fiscal 2008, turning positive in the third quarter and finishing strongly positive in the fourth quarter.
We noted in our press release that we’ve issued restricted stock units or RSUs to our officers. We’ve now issued RSUs, which vest evenly over three years, to our officers in both fiscal 2007 and fiscal 2008. As they vest, the delivery of one third of these RSUs each year create a taxable event for the individual officer. And the appropriate income and payroll taxes must be remitted at that time. For that reason, most of our officers have filed 10b5-1 sales plan, so a portion of the shares they will receive later this month to cover the taxes due.
The total that will be sold by this group is no more than 30,000 shares in aggregate. Although a small number, we wanted investors to be aware of this event when the relevant Form 4s are filed later this month. We expect this to become an annual event as RSUs continue to vest.
That concludes my financial discussion. So now I’ll turn the call back over to Mike.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Thank you, John. Today’s call is significant for us. It marks not only another record-setting quarter in financial performance, but also marks the conclusion of our second consecutive record-setting fiscal year. Today, in fact, we are proud to deliver our tenth consecutive quarter of year-over-year double-digit sales growth.
Fiscal 2007 was not just a year of tremendous achievement at Smith & Wesson, it was a year in which we delivered a number of records, including records in growth, profit, diversification and shareholder value.
The year was highlighted by unprecedented sales increases in our traditional pistol and revolver markets and was crowned with our exciting entry into the rifle and shotgun markets due to both acquisition and organic growth.
While we are proud of these accomplishments, and I commend our employees throughout the company for delivering a terrific quarter and year, my message to you today is that we believe these milestones mark only the beginning of a very exciting future for Smith & Wesson as we continue to gain traction as a global leader in safety, security, protection and sport.
Our growth in fiscal 2007 was driven by many factors and was supported by our continuing legacy of innovation. We launched our Military and Police, M&P polymer pistol series, in January of 2006 with the goal of retaking law — the law enforcement market that Smith & Wesson dominated for so long. That launch occurred with a single 40-caliber model, designed with and by law enforcement officers and by our own engineers.
Since then we have continued to expand the M&P series. Today the Military and Police line represents a full complement of calibers, including 9mm, 40 caliber, a 45 caliber, compact versions of the 9mm and 40 caliber and the M&P 15 tactical rifle.

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Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
During the fourth quarter of fiscal 2007, we commenced shipping on the new M&P 45 pistol. In addition to addressing law enforcement and sporting good channels, the addition of the 45-caliber M&P reflects our readiness as the military evaluates a shift from its current 9mm pistol to a 45-caliber pistol for increased stopping power. I’ll talk to you more about that in a minute.
But first let’s talk about our performance in the major sales channels. Our sales force in the sporting good channel set a new standard in fiscal 2007. First, they’ve proved that moving from a network of outside manufacture reps to a full force of full-time sales employees could generate a higher level of sustainable growth in our core business.
Second, they proved that by equipping dealers and distributors with high-quality products and professional support, we could generate results — we could generate very strong results, and our distributors and dealers delivered on that.
Last year we grew a phenomenal 35.2% in the retail channel. Smith & Wesson brand awareness at the consumer level today is supported with robust marketing programs, such as NASCAR participation and extensive media coverage, and through licensing agreements with well-regarded companies like Wellco Enterprise, a major manufacturer of boots for the U.S. military, Wilson’s Leather and Zippo.
Law enforcement agencies comprise one of our four major sales channels and represent a key strategic area for our future growth and diversification. The M&P pistol series has fueled our penetration of law enforcement from its initial launch just over a year ago, and throughout fiscal 2007.
Our M&P pistols have an impressive close rate and have now won over 80% of all the test and evaluation processes they’ve participated in. As of today, 216 departments have committed to the M&P pistol, and another 150 are undergoing tests and evaluation at any given point in time.
Our penetration of the law enforcement channels continues to increase each month. While progress in penetrating law enforcement has been strong and steady, keep in mind that we have just scratched the surface of this market; which comprises over 17,000 agencies and over 800,000 officers. We’re just getting started.
The federal government represents another significant sales channel, and we’re proud to say that we won the only four new pistol solicitations that have been generated by the U.S. military over the past two years. Orders from this channel are not always predictable. So our course of action remains consistent. We invest time and energy, meeting with our representatives in Washington, ensuring that Smith & Wesson is on the radar screen when orders begin to emerge.
This strategy paid off for us in fiscal 2006 and 2007 with orders received from the Defense Department for Afghanistan. We have included no significant revenue from the federal government channel in our current forecast. However, we believe that we are well positioned to benefit from potential sales orders as our military evaluates a shift in pistols that I mentioned earlier.
Now let me give you a recap of that situation and provide you with an update on what we know about the anticipated solicitation. Multiple military branches have expressed dissatisfaction with the stopping power of their current 9mm and the desire for a higher caliber. A solicitation is expected to come from the Air Force, which has been working on a program to replace the 9mm side arm for over a year now. The program is called the Air Force Future Handgun, or AFFH.
The Air Force has been in communication with other military branches, gathering input on their various requirements for a new handgun. So far they have published two separate request for information, or RFIs, which are only budgetary requests, and we have responded to both.
Congress has now appropriated $5 million for that effort and has requested a report from the Air Force on the feasibility and requirements of a 9mm replacement. The Army and Marine Corp have stated that they have been in communication with the Air Force, and they are onboard with the Air Force program.

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Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
The Air Force has indicated that they are moving forward. Obviously, we have no specific time frame in which we expect to see a formal request for purchase. So, again, our forecast reflects zero revenue for such an order.
In order to be fully prepared, we’ve developed and launched the M&P 45, and we fully intend to aggressively compete in the solicitation to replace the 9mm when it materializes.
On a side note, the Senate Armed Services Committee recently approved the Fiscal Year 2008 Defense Authorization Bill. In that bill, Senator Susan Collins of Maine added a provision insuring that American arms manufacturers, like us, are not shut out of small arms competition for Iraq and Afghanistan police, security and military forces.
In the past, some competitions for weapons to supply Iraq — Iraqi forces have been limited to foreign manufacturers. So clearly, we believe our time in Washington is having a positive effect.
I’ve walked you through the success we’ve had in fiscal 2007 in our core handgun markets. That success, in turn, has allowed us to focus equally on diversification, the second part of our strategy. As a result, we entered the long-gun market in fiscal 2007. This is a $1.1 billion market, which is 80% larger than the handgun market and includes tactical rifles, shotguns and hunting rifles.
In fiscal 2007 orders for our M&P 15 tactical rifles exceeded 10% of that $115 million market. In fact, we were backlogged on this product from our first day in the market. In the third quarter of fiscal 2007, we began to utilize both internal and external production sources in order to fulfill that demand. So far, in a total of 82 law enforcement agencies or 96% of those departments testing the M&P 15 have selected our tactical rifle either for purchase or as an approved weapon.
Consumer demand remains strong as well. And during the fourth quarter, our internal production allowed us to reduce the backlog on tactical rifles to between two and three months.
The shotgun category within the long-gun market represents another key diversification step we accomplished in 2007. We announced our entry into the shotgun market in November 2006. We have commenced shipping and we are currently ramping production in Turkey of our Smith & Wesson Elite Gold Side by Side and 1000 Series semiautomatic shotguns. They are now arriving in stores. The remaining Elite Silver Over/Under shotguns are also on track and will begin to ship to retail stores this summer.
Hunting rifles are the third significant portion of the long-gun market that we entered in fiscal 2007. As we close out the fourth quarter in fiscal year, we continue to be very pleased with our acquisition and integration of Thompson/Center Arms, a well-known, profitable manufacturer of hunting rifles, headquartered in Rochester, New Hampshire.
This summer we will supplement the traditional line of Thompson/Center rifles with the new Thompson/Center ICON bolt-action rifle and the newly introduced and internally designed Smith & Wesson i-Bolt bolt action rifle. With these new additions, we will offer our customers a broad portfolio in hunting rifles.
Operational improvements in all our factories throughout fiscal 2007 drove gross margins to an unprecedented level and gave us increased manufacturing capabilities on many fronts. We made substantial investments in our pistol manufacturing capacity, as the growth and demand exceeded 59%. At the same time, we increased our tactical rifle capacity by supplementing it with internal manufacturing in calendar 2007.
As we enter fiscal 2008, our very capable team in manufacturing operations has already delivered a 26% increase in barrel production in our Thompson/Center facility.

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Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
As John mentioned, without non-cash purchase accounting charges related to our Thompson/Center acquisition, gross margins would have come in even higher than reported this quarter. We believe we will continue to locate opportunities across our entire organization for gross margin enhancement and productivity improvements as we move into the future.
Now let me take a few minutes and talk about our future. In fiscal 2008 we will continue to execute upon our strategy to become a global leader in safety, security, protection and sport. We will grow our core handgun business and our newly established rifle and shotgun businesses through the development of innovative new products and our commitment to support our customers.
We will explore opportunities for growth in new markets, with particular focus on professional products for law enforcement, security, homeland security and defense, where the strength of Smith & Wesson brand resonates well with customers.
We will continue to visit Washington, D.C. regularly, ensuring that our legislatures are aware of our capabilities and the domestic revenue and jobs that we create. We will also ensure that they are aware of our desire and our ability as a highly capable domestic competitor to pursue and win any and all future government and military orders for firearms. And as always, our drive for portfolio growth will — for profitable growth will underscore each of these strategies.
In closing, in fiscal 2007 — fiscal 2007 was an incredible year for our company. And we intend to keep the momentum going. We will continue to expand our retail business, delivering double-digit growth each quarter with our strong internal sales force. Our law enforcement business is growing, with the M&P line winning over 80% of all tests that were conducted.
In our federal government channel, we’ve won 100% of all new pistol contracts issued by the U.S. military within the last two years. We are making progress in Washington to ensure we have a level playing field for future orders. And don’t forget, to date, we have not shipped a single product to Iraq.
And in addition to these channels, we’ve now officially entered long guns, a fragmented market, which is 80% larger than our traditional handgun market. We are now well positioned to compete aggressively across the board.
I want to thank our employees, who gave us another great quarter and a second consecutive record year of performance. And I want to thank all of our stockholders for your continued support.
As I said earlier, we think this is just the beginning. We look forward to fiscal 2008 and the exciting opportunities that are ahead. With that, I’d like to open up the call for questions.

QUESTIONS AND ANSWERS
Operator
Thank you, sir. (OPERATOR INSTRUCTIONS).
Sir, I have your first question today coming to you from Eric Wold calling in from Merriman, Curhan and Ford.

Eric Wold — Merriman Curhan and Ford — Analyst
Hey, good afternoon, guys.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Hi, Eric. How are you doing?

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Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
Eric Wold — Merriman Curhan and Ford — Analyst
Good. I don’t want to use up my question and follow-up for this one. But real quick, I missed — you were talking real fast, John. What was the increase in revolver sales for the year?

John Kelly — Smith & Wesson Holding Corp. — CFO
4.3%

Eric Wold — Merriman Curhan and Ford — Analyst
4.3%, okay. Now walk us through on the tactical rifle side from when that was launched last year through the year and now taking it or supplementing some with in-house production. What’s been kind of the trend in margin from that product from kind of start to where it is now to where you think it can get, and then kind of reference that along the lines of the new launch of the shotgun and the bolt-action rifle, kind of what we should see initially margin wise on those and how those are going to ramp?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Well, the first point, Eric, is the reason we brought the M&P 15, the tactical rifle inside was really to be able to answer the tremendous demand that we saw out there in the market last year when it — and we really — I told you guys before, we really haven’t even begun to try to sell this thing. We’ve been basically taking orders for it.
But we — by moving it in house, we did see there are a couple points of margin that are improved because we’re doing it ourselves, obviously. What was the other part on shotguns?

Eric Wold — Merriman Curhan and Ford — Analyst
What do you think, maybe, shotguns and the first line of hunting rifles will come in at a contribution margin this year and where that can go over the next couple of years?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
We’re not going to break out the margins by product lines. We don’t do that. But you can see where our gross margin, if you take out the one-time accounting costs, we’re at 33.4% for the fiscal year last year. And we’re saying that our gross margin for this current fiscal year will be between 35% and 36%, so a 2.5 point increase.

Eric Wold — Merriman Curhan and Ford — Analyst
Perfect. I’ll hop back in the queue. Thanks, guys.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Okay, thanks Eric.

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Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
Operator
Thank you, sir. We’re going to go to Chris Krueger calling in from Northland Securities.

Chris Krueger — Northland Securities — Analyst
Good afternoon, guys.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Hey, Chris. How are you doing?

Chris Krueger — Northland Securities — Analyst
Good. How are you?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Good.

Chris Krueger — Northland Securities — Analyst
Good, just a few quick questions. First, to get the $0.62 for your guidance, what kind of fully diluted share count did you use?

John Kelly — Smith & Wesson Holding Corp. — CFO
What we’re using, Eric — or Chris, is the — is 48.5 million shares, which says the portion to convert which is about 6.5 million is converted. And what you have to do is add back about $2 million in after tax interest to the earnings number.

Chris Krueger — Northland Securities — Analyst
Okay. This summer, as far as closing your factory down when it gets hot, I think that’s typically in August. Can you go over that again to make sure that everyone understands the pattern that occurs there?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Sure. But just to set the record straight, we don’t shut the factory because it’s getting hot, Chris. The reason we do that, actually, is we have pretty high tenure in our factories, as you guys have heard me say, something like 29 years of — the average tenure.
So what we do is we ask employees to take two weeks of their vacation in early August, the first two weeks of August, and that gives us a time to do some preventive maintenance, but also it helps us control the schedules that are around there. So how that’ll — why don’t you explain, John, how that affects gross margin?

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Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
John Kelly — Smith & Wesson Holding Corp. — CFO
It’ll have an impact from Q1 to Q2, Chris, but it won’t be as severe as we’ve seen in previous years. And the reason for that is Thompson’s shutdown happens in July, and their stronger quarter is the second quarter, as they start to fill things into the market for the hunting season. So it won’t be as severe as last year in terms of the drop just because they kind of offset each other.

Chris Krueger — Northland Securities — Analyst
All right. Last question. At the store level, have you begun any marketing efforts to differentiate the brands besides have the improved product line?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
You’re talking about everything, right, Chris?

Chris Krueger — Northland Securities — Analyst
Yes, just in general, any feeling you can give us.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Actually, we — at the SHOT show this year we’ve launched a whole new line of merchandisers — they’re plastic modules, for want of a better term — that very distinctly identify Smith & Wesson product. We started with the M&P, and every quarter we’ll have a different module that our guys will be placing in at retail. That really, you go into a typical gun shop and many cases there’s a glass counter with 15 different models of black pistols underneath the counter with no point of purchase, nothing to differentiate them.
This merchandising system, actually similar to what we used to use in the hardware industry, will differentiate our product. It gives information to the consumer about our product. It gives information to the guy behind the counter, when he’s standing around he can learn about Smith & Wesson product, and it also, when someone buys the product, it’s very evident to the store owner that the Smith & Wesson product are — he needs to reorder that product.
The guys have also put together terrific point-of-sale material, that you haven’t seen yet because the long guns are just starting to hit the marketplace, that we believe will differentiate and importantly educate the guy in the store and the consumers on our product.
So you’re going to — we’re beginning to see a different horizon in retail, sporting good retail or in merchandising led by Smith & Wesson, which identifies and differentiates our product. It looks pretty cool.

Chris Krueger — Northland Securities — Analyst
All right, great. That’s all I got. Thank you.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Okay, Chris. Thank you.

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FINAL TRANSCRIPT
Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call

Operator
And we’re going to go to Cai Von Rumohr calling in from Cowen and Company.

Cai Von Rumohr — Cowen and Company — Analyst
Yes. I missed the first part of the call. But in recent chats with some of the distributors, they’ve been talking about the strong pricing environment, strong demand for the product, particularly within the handgun sector. Can you tell us of your plan for higher gross margins in ‘08? What are you assuming in terms of price hikes, and what does that assume in terms of price increase, less cost, i.e., the difference between the two versus ‘07?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Our assumptions, Cai, is it’s been pretty much with pricing to kind of follow what the general inflation is, and that’s historically what the industry has done. Price increases went into effect May 1st in the marketplace and consumer channel. So those are out there at this point.
So I think in terms of that, we assessed where we are in terms of cost, anticipated costs from our suppliers, and dialed that in and that was part of — and we’ve dialed it in now that our pricing coincides with our fiscal year, so that we kind of have it squared up that way.

Cai Von Rumohr — Cowen and Company — Analyst
And how much was your price hike over the average of your product line as of May 1st?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
About 3%.

Cai Von Rumohr — Cowen and Company — Analyst
Okay, great. Thank you.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Okay, thanks, Cai.

Operator
Thank you very much. We’re going to go to Amit Dayal from Rodman and Renshaw.

Amit Dayal — Rodman and Renshaw — Analyst
Good afternoon, guys. Congratulations on the quarter.

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FINAL TRANSCRIPT
Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Hi, Amit. It’s good to hear from you. Thanks.

John Kelly — Smith & Wesson Holding Corp. — CFO
Hi, Amit.

Amit Dayal — Rodman and Renshaw — Analyst
Hi, guys. Just two questions. One on the comparative front, in terms of the tactical rifle space, who do you consider to be your key competitors because our analyst checks are showing very good growth prospects for this segment, and I just also want to understand what your strategy is going to be to increase market share in this segment.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Okay. In tactical rifles the number-one competitor is Bushmaster. There are a number of other smaller companies — Rock River, ArmaLite. There’s a number of smaller ones, but the big guy, the big competitor, is Bushmaster.
And in this category, it’s really interesting. I mean, it really proved to us that our brand, the Smith & Wesson brand, as our research says, would translate into long guns. And we launched that product early last year, and we were — literally put a press release out, and that was the extent of our marketing of it, and we picked up 10% of the market, and we’ve been backlogged. We’ve had $6 million to $7 million in backlog at the end of every quarter.
So the first thing we’re doing, Amit, is getting our production up inside to supplement so we have more product available. And then we will release and are just beginning to release our sales guys. But we really haven’t done any promoting of the product in the last year, and we’ve picked up a nice piece of the market, as much as we could get with our capacity.
So, with — by increasing capacity we can go after law enforcement T&Es. We’ve won 96% of the T&Es that our product was in and we haven’t pushed them, because of the lack of availability of product.
So availability of product is a real key to us to getting market share in that segment, both in law enforcement and in consumers, in the retail end, promoting it and putting some marketing behind it. We haven’t done that yet.

Amit Dayal — Rodman and Renshaw — Analyst
Great, thanks. And my second question relates to your guidance. You’ve raised guidance again. What was missing from your analysis last quarter on which you have better visibility now, and should we expect this to be somewhat of a conservative guidance?

John Kelly — Smith & Wesson Holding Corp. — CFO
Well, the guidance that we put out is, we don’t have any, as we said, any federal government, large federal government contracts in it.
But as we typically do, we have for the last two and a half years that I’ve been here, is we tell you guys what we see as the numbers that we’re going to deliver for the year, and we adjust when we see things that are tangible that just give us a reason to tell you differently. Whenever we’ve gotten a big military contract, we’ve adjusted our guidance.

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FINAL TRANSCRIPT
Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
So as we look in the business, we ended the year with pretty good backlog. Demand has been strong, and that’s — the Thompson, our capacity in Thompson, we’ve gotten our barrel output up by 20% in the first whatever it’s been, five months, that we’ve had it.
So we’re putting all those together, and that’s why we reacted confidently with our new guidance.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Amit, I think I would add to that the response we’ve seen for the new T/C products, the ICON and the Triumph were a factor in that as well in terms of the market reaction to those.

Amit Dayal — Rodman and Renshaw — Analyst
Right, thank you so much. I’ll get back in line.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Okay, thanks, Amit.

Operator
Thank you, and we’re going to go to James Maher calling in from ThinkEquity Partners.

James Maher — ThinkEquity Partners — Analyst
Thank you. Good afternoon, everyone. Nice quarter, very well done.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Thanks, James.

James Maher — ThinkEquity Partners — Analyst
I’d like to ask a couple quick questions. First on the tactical rifle, do you anticipate soon that you’ll be able to do all of the barrel production in-house? And would that be done in Springfield? Or do you plan on doing some or all of that at Thompson?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Well, barrels for long guns, one of the reasons that we liked Thompson so much is their barrel-making capability. These guys are considered the best at it. The — we hadn’t made the decision. Right now we’re ramping up barrel capacity in Thompson to handle our own demand. And the Smith & Wesson i-Bolt, which we’re going to launch this summer, will have a Thompson barrel on it. So we’ve got plenty of business going into Thompson right now with barrels.

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FINAL TRANSCRIPT
Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
John Kelly — Smith & Wesson Holding Corp. — CFO
That’s also a little different barrel configuration, James. Then we wouldn’t be able to use the equipment at Thompson to make that. So it’s something we got to evaluate from a capital standpoint as well.

James Maher — ThinkEquity Partners — Analyst
Right, are you still anticipating —

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Along that line though, James, the good example of getting the synergy out of it is that the i-Bolt, and the bolt action market is half the loan of the long gun market, that barrel will be coming from Thompson.

James Maher — ThinkEquity Partners — Analyst
Okay, that’s good. Are you still anticipating, I think you’ve given prior guidance of $3 million to $4 million of CapEx into Thompson this year?

John Kelly — Smith & Wesson Holding Corp. — CFO
Yes. That’s still holding.

James Maher — ThinkEquity Partners — Analyst
Okay. And unless I missed something in the press release, I didn’t see a balance sheet. Is that something we should anticipate, or did I just miss it there? Or if so, could you highlight a couple of items from that, please?

John Kelly — Smith & Wesson Holding Corp. — CFO
At this point, right now we’re just wrapping up some of the purchase accounting pieces on the balance sheet, namely per-tax reclasses from current and non-current. So that will follow shortly, and we’ll do a separate AK to put that out there.

James Maher — ThinkEquity Partners — Analyst
Okay.

John Kelly — Smith & Wesson Holding Corp. — CFO
As I said, the receivables had increased, and that’s a function of the acquisition, plus we had a very strong April. We finished the year very, very strongly, both here in Springfield and at Thompson. The inventories increased slightly because of the additional volume at Springfield. The CapEx, we talked about, about $14.6 million. There’s no debt on the books at the — other than the — no short-term borrowings, I should say, James, on the books at year end.

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FINAL TRANSCRIPT
Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
James Maher — ThinkEquity Partners — Analyst
Okay. And the cash position?

John Kelly — Smith & Wesson Holding Corp. — CFO
Cash position is about $4.1 million, and part of that is colored by the fact that at Thompson this time of year, this is one of their weakest points in terms of cash flow. They’re a little — their really peak cash period is probably the September/October time period. So that kind of contributes to their consolidated cash situation.

James Maher — ThinkEquity Partners — Analyst
Right, so that kind of follows with sales. They build the product, then sell it in the next quarter.

John Kelly — Smith & Wesson Holding Corp. — CFO
Right, it’s the seasonal type of their business.

James Maher — ThinkEquity Partners — Analyst
Okay, thank you very much. I’ll get back in line.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Great, thanks, James.

Operator
Thank you. We’re going to go to Eric Wold from Merriman Curhan.

Eric Wold — Merriman Curhan and Ford — Analyst
Hey, a quick follow-up question. What about on the acquisition strategy on things you’re looking to kind of fold into the company to drive sales? Should we think about only products that would really be driven by the Smith & Wesson brand name kind of being attached to them, or would you also consider maybe small tuck in that position, that maybe the brand’s not that important, but it’s an easy sale into channels you’re already in?
And then two, I don’t want to say never, but would you ever consider doing a dilutive acquisition that’s maybe dilutive in the first year and accretive in the second year, or are we looking at really accretive acquisitions?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Well, here’s how we’re thinking about it, Eric, is we have the Smith & Wesson brand is such a powerful brand with consumers, with military, with law enforcement globally, that as we’re looking at businesses that we would, as we diversify, they would be closely related businesses, obviously. But businesses where the Smith & Wesson brand could leverage that volume or some piece of that business. That’s a terrific asset that we have. That’s kind of the starting point that we’re looking at going in.

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FINAL TRANSCRIPT
Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
We wouldn’t rule out that there could be something that that wouldn’t apply too, but that’s kind of the guiding principal that we’re going after on it.
And every acquisition is going to be different, but as we look and try to understand our objective is that the acquisition, like Thompson, be accretive in the first year. There could be an unusual situation down the road, but that’s not what we’re looking for.

Eric Wold — Merriman Curhan and Ford — Analyst
Pardon me, I apologize if I missed this. But what kind of tax ratio are you thinking about for fiscal ‘08?

John Kelly — Smith & Wesson Holding Corp. — CFO
38%, Eric.

Eric Wold — Merriman Curhan and Ford — Analyst
Okay. Thanks, guys, again.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Thanks, Eric. Take care.

Operator
Thank you. We’re going to a follow-up from Cai Von Rumohr from Cowen and Company.

Cai Von Rumohr — Cowen and Company — Analyst
Yes, you’ve talked, Mike, about not assuming any military business in the ‘08 plan. Can you tell us about potentials, particularly we’ve talked before about the potential of selling to Iraq? Where is that, if anywhere, at this point?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Well, we were really pleased with the support we got from Senator Collins and, quite honestly, Senator Lieberman on the acquiring the contracts be competed and that they allow U.S. companies to participate. Because there have been no new contracts competed in the two and a half years I’ve been here for Iraq. They were all buying off an existing contract that was an IDIQ contract from before I got here — I don’t remember when that exactly was.
We don’t know, Cai, what the requirements are going to be, other than you read the same papers I do, and the mission is to get Iraqi and Afghanistan military police trained, equipped and trained and get out of there.
Our assumption is that that would mean that there’s handgun business that’s in there. But we don’t know specifically what it exactly is. But we really — I was very pleased when we heard from Senator Collins about the amendment that was put into that bill.

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FINAL TRANSCRIPT
Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
Cai Von Rumohr — Cowen and Company — Analyst
Thank you.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Okay, thanks.

Operator
Thank you. We’re going to go Tony Leesa from Cowen Advisors.

Tony Leesa — Cowen Advisors — Analyst
Hi, Mike, John.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Hi, Tony.

Tony Leesa — Cowen Advisors — Analyst
How are you guys?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Good, how are you doing?

Tony Leesa — Cowen Advisors — Analyst
I have one question I’ve kind of struggled with for the last couple quarters, and we’ve talked about this before and I’m just wondering if you could help me out with it again. And that is as you cycle on an annual basis now for, I think, the second quarter, the changes that you made in your sporting good channel, if you will, sales force. That group now has new product to sell. And I was wondering how, given the growth rates that you’re putting up year over years still, how I should think about the transition on a percentage-of-growth basis, increasing penetration and market share in handguns versus what you’ll be selling in shotguns?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Let me try and take them — there’s a couple of different questions in there, I think, Tony. The sporting goods channel, the guidance that we’ve given people — let’s just talk about handguns first, okay?
The sporting goods channel you should assume that we will grow our business in the sporting goods channel at a double-digit rate, in about the mid teens. Now last quarter was the second anniversary quarter of the change, and again we grew by 30% in the sporting goods channel.

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FINAL TRANSCRIPT
Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
Now you add on top of that long guns, remember the long gun market is 80% larger than handguns. But, what you’re going to see from us in fiscal 2008, and we’ve said this for a while now, is we’re just ramping up our shotgun production. The seasons in the fall.
Our hunting rifle, both Thompson and the Smith & Wesson bolt-action rifle will go into production in July. So we’re just not going to have much product in the market this year. The real impact of Smith & Wesson in the long-gun market will be in fiscal ‘09 for next year.

Tony Leesa — Cowen Advisors — Analyst
So we should expect as time progresses, lull is a bad word, but a contraction in growth more due to seasonal reasons, because basically you’re ramping up the business, not ramping up in time to hit the big season, so you’ll be off kilter, so to speak, for a couple quarters, but then as we roll into ‘09 you should be — and I’m not asking you to forecast accelerating growth, but you’ll be hitting the market with a full compliment of these products.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
I don’t know that’s how I would think about it, Tony. If you think about sustaining in the double-digit level the handgun business, then you throw on top of that the — the reality is for the next period of time, until we get into next hunting season, quite honestly, the newness of our product and just filling the channel. I’m talking about long guns now, the bolt action and shotguns. There’s a lot of channel space to fill out there. And the stuff that goes in going into the season, theoretically, is going to spin right off the shelves as quick as it walks in the door, just like our tactical rifles have been doing for the last year.
So, you’ve got pipeline fill that’s all in there too. And then that kind of butts up against the purchase season for next year.

Tony Leesa — Cowen Advisors — Analyst
Okay.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
So I don’t know that I would think it would be any kind of a lull.

Tony Leesa — Cowen Advisors — Analyst
Great.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
And don’t forget the long-gun business, other than the Thompson base, is all incremental fills.

Tony Leesa — Cowen Advisors — Analyst
Right. One final one, Mike. In terms of acquisition versus investments in your existing business, if you had to make a return on capital decision today, would you be investing in your current business or making acquisitions? And you have an equity capital need coming up in the next six to twelve months?

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FINAL TRANSCRIPT
Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Well, we’re not going to give any, obvious, any information out on what we’re looking at or what we’re thinking about as far as acquisitions.
Every situation, Tony, is going to be different, and we’ll evaluate it versus — like we did with Thompson versus other opportunities that are out there.

Tony Leesa — Cowen Advisors — Analyst
Okay.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Okay.

Tony Leesa — Cowen Advisors — Analyst
And capital needs?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
I think a lot of that depends on what happens as we continue to look out in the marketplace.

Tony Leesa — Cowen Advisors — Analyst
So barring acquisition, you don’t need to raise any money?

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
I wouldn’t say we need to.

Tony Leesa — Cowen Advisors — Analyst
Okay.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
No. I mean that doesn’t say we won’t, but that we need to.

Tony Leesa — Cowen Advisors — Analyst
Sure. Well, thanks very much. I really appreciate it.

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FINAL TRANSCRIPT
Jun. 14. 2007 / 5:00PM, SWHC — Q4 2007 SMITH & WESSON HLDG CORP Earnings Conference Call
Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Okay, Tony.

Tony Leesa — Cowen Advisors — Analyst
Bye.

Operator
Thank you. (OPERATOR INSTRUCTIONS)
And sir, I have no further questions for you at this time.

Mike Golden — Smith & Wesson Holding Corp. — President and CEO
Okay. Well, thank you, everyone, for taking time to join us today. We look forward to talking to you again and sharing with you our accomplishments in the next fiscal year. Thanks again.

Operator
Thank you, sir. Thank you again, ladies and gentlemen. This brings your conference call to a close. Please feel free to disconnect your lines now at any time.

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